Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 2, 2004, relating to the annual financial statements of Astralis, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


L J Soldinger Associates, LLC

Deer Park, Illinois
June 28, 2004